Exhibit 2.2

(NY) 27921/279/INDENTURE/Andina Indenture.doc EMBOTELLADORA ANDINA S.A. as Issuer and THE BANK OF NEW YORK MELLON as Trustee, Registrar, Paying Agent and Transfer Agent ________________________ INDENTURE Dated as of October 1, 2013 ________________________ 5.000% SENIOR NOTES DUE 2023

(NY) 27921/279/INDENTURE/Andina Indenture.doc ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.1 Definitions.............................................................................................................. 1 Section 1.2 Rules of Construction ............................................................................................ 8 ARTICLE II THE NOTES Section 2.1 Form and Dating .................................................................................................... 9 Section 2.2 Execution and Authentication ................................................................................ 9 Section 2.3 Registrar, Transfer Agent and Paying Agent ....................................................... 10 Section 2.4 Paying Agent to Hold Money in Trust ................................................................. 11 Section 2.5 Common Code, CUSIP and ISIN Numbers ......................................................... 11 Section 2.6 Holder Lists .......................................................................................................... 11 Section 2.7 Global Note Provisions ........................................................................................ 12 Section 2.8 Legends ................................................................................................................ 12 Section 2.9 Transfer and Exchange ........................................................................................ 13 Section 2.10 Mutilated, Destroyed, Lost or Stolen Notes......................................................... 16 Section 2.11 Temporary Notes ................................................................................................. 17 Section 2.12 Cancellation ......................................................................................................... 17 Section 2.13 Defaulted Interest ................................................................................................. 18 Section 2.14 Additional Notes .................................................................................................. 18 Section 2.15 Open Market Purchases ....................................................................................... 19 ARTICLE III COVENANTS Section 3.1 Payment of Notes ................................................................................................. 19 Section 3.2 Maintenance of Office or Agency ........................................................................ 20 Section 3.3 Corporate Existence ............................................................................................. 20 Section 3.4 Intentionally Omitted ........................................................................................... 20 Section 3.5 Intentionally Omitted ........................................................................................... 20 Section 3.6 Waiver of Stay, Extension or Usury Laws ........................................................... 20 Section 3.7 Limitation on Liens .............................................................................................. 21 Section 3.8 Limitation on Sale and Leaseback Transactions .................................................. 22 Section 3.9 Intentionally Omitted ........................................................................................... 23 Section 3.10 Reports to Holders ............................................................................................... 23

(NY) 27921/279/INDENTURE/Andina Indenture.doc Section 3.11 Payment of Additional Amounts ......................................................................... 24 Section 3.12 Intentionally Omitted ........................................................................................... 26 Section 3.13 Compliance Certificates ....................................................................................... 26 Section 3.14 Notice of Exchange Listing ................................................................................. 27 ARTICLE IV LIMITATION ON CONSOLIDATION, MERGER, SALE OR CONVEYANCE Section 4.1 Consolidation, Merger, Sale or Conveyance ....................................................... 27 ARTICLE V REDEMPTION OF NOTES Section 5.1 Redemption .......................................................................................................... 27 Section 5.2 Election to Redeem .............................................................................................. 27 Section 5.3 Notice of Redemption .......................................................................................... 27 Section 5.4 Intentionally Omitted ........................................................................................... 28 Section 5.5 Deposit of Redemption Price ............................................................................... 28 Section 5.6 Notes Payable on Redemption Date .................................................................... 28 ARTICLE VI DEFAULTS AND REMEDIES Section 6.1 Events of Default ................................................................................................. 29 Section 6.2 Acceleration ......................................................................................................... 30 Section 6.3 Other Remedies .................................................................................................... 31 Section 6.4 Waiver of Past Defaults ....................................................................................... 31 Section 6.5 Control by Majority ............................................................................................. 31 Section 6.6 Limitation on Suits ............................................................................................... 31 Section 6.7 Rights of Holders to Receive Payment ................................................................ 32 Section 6.8 Collection Suit by Trustee ................................................................................... 32 Section 6.9 Trustee May File Proofs of Claim, etc. ................................................................ 32 Section 6.10 Priorities ............................................................................................................... 33 Section 6.11 Undertaking for Costs .......................................................................................... 33 ARTICLE VII TRUSTEE Section 7.1 Duties of Trustee .................................................................................................. 34 Section 7.2 Rights of Trustee .................................................................................................. 35 Section 7.3 Individual Rights of Trustee ................................................................................ 37 Section 7.4 Trustee’s Disclaimer ............................................................................................ 37

Section 7.5	Notice of Defaults	38
Section 7.6	Intentionally Omitted.	38
Section 7.7	Compensation and Indemnity	38
Section 7.8	Replacement of Trustee	39
Section 7.9	Successor Trustee by Merger	40
Section 7.10	Eligibility	40
Section 7.11	Paying Agent and Registrar	40

ARTICLE VIII
DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1	Legal Defeasance and Covenant Defeasance	40
Section 8.2	Conditions to Defeasance	41
Section 8.3	Application of Trust Money	43
Section 8.4	Repayment to Company	43
Section 8.5	Indemnity for U.S. Government Obligations	43
Section 8.6	Reinstatement	43
Section 8.7	Satisfaction and Discharge	44

ARTICLE IX
AMENDMENTS

Section 9.1	Without Consent of Holders	44
Section 9.2	With Consent of Holders	45
Section 9.3	Revocation and Effect of Consents and Waivers	46
Section 9.4	Notation on or Exchange of Notes	46
Section 9.5	Trustee to Sign Amendments and Supplements	46

ARTICLE X
MISCELLANEOUS

Section 10.1	Notices	47
Section 10.2	Certificate and Opinion as to Conditions Precedent	48
Section 10.3	Statements Required in Officers' Certificate	48
Section 10.4	Rules by Trustee, Paying Agents, Transfer Agents and Registrar	48
Section 10.5	Legal Holidays	48
Section 10.6	Governing Law, etc.	48
Section 10.7	No Recourse Against Others	50
Section 10.8	Successors	50

(NY) 27921/279/INDENTURE/Andina Indenture.doc

(NY) 27921/279/INDENTURE/Andina Indenture.doc Section 10.9 Duplicate and Counterpart Originals ................................................................... 50 Section 10.10 Severability .......................................................................................................... 50 Section 10.11 Currency Indemnity ............................................................................................. 50 Section 10.12 Table of Contents; Headings ................................................................................ 51

(NY) 27921/279/INDENTURE/Andina Indenture.doc EXHIBIT A Form of Note EXHIBIT B Form of Certificate for Transfer to QIB EXHIBIT C Form of Certificate for Transfer Pursuant to Regulation S EXHIBIT D Form of Certificate for Transfer Pursuant to Rule 144

(NY) 27921/279/INDENTURE/Andina Indenture.doc INDENTURE, dated as of October 1, 2013, between Embotelladora Andina S.A., a sociedad anónima organized and existing under the laws of Chile (the “Company”), and The Bank of New York Mellon, a corporation organized under the laws of the State of New York and authorized to conduct a banking business, as trustee (the “Trustee”), registrar, paying agent and transfer agent. Each party agrees as follows for the benefit of the other parties and of the Holders of the Initial Notes and any Additional Notes (in each case as defined herein): ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.1 Definitions. “Additional Amounts” has the meaning set forth under Section 3.11. “Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes. “Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article IX providing for the issuance of Additional Notes. “Additional Notes” means any additional Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture. “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Attributable Value” means, as to any particular lease under which the Company or any Subsidiary is at any time liable as lessee and any date as of which the amount thereof is to be determined, the lesser of (a) the fair market value of the asset subject to the lease and (b) the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Company). “Agent Members” has the meaning assigned to it in Section 2.7(b).

2 (NY) 27921/279/INDENTURE/Andina Indenture.doc “Authenticating Agent” has the meaning assigned to it in Section 2.2(d). “Authorized Agent” has the meaning assigned to it in Section 10.6(d). “Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. federal or state law or non-U.S. law for the relief of debtors. “Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof. “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee. “Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, United States or in Santiago, Chile. “Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A. “Chile” means the Republic of Chile. “Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity. “Company Order” has the meaning assigned to it in Section 2.2(c). “Consolidated Tangible Assets” means, as of any date of determination, the total of all assets appearing on a consolidated balance sheet of the Company and its Subsidiaries at the end of the fiscal quarter immediately preceding such date of determination, as determined in accordance with IFRS, less goodwill and intangible assets other than goodwill of the Company and its Subsidiaries appearing on such balance sheet. “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 7 East, New York, NY 10286, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company). “Covenant Defeasance” has the meaning assigned to it in Section 8.1(c). “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

3 (NY) 27921/279/INDENTURE/Andina Indenture.doc “Defaulted Interest” has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A. “Distribution Compliance Period” means, with respect to any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes, as notified by the Company to the Trustee in writing. “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act. “ECOFIN” means the European Union Council of Economic and Financial Affairs. “Event of Default” has the meaning assigned to it in Section 6.1. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. “Global Note” means any Note issued in fully-registered, global, certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A. “Governmental Authority” means any government, court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, state, county, city or other political subdivision, having jurisdiction over the matter or matters in question. “Holder” means the Person in whose name a Note is registered in the Note Register. “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, or other accounting standards generally accepted in Chile, as required by the SVS for Chilean public companies, in each case as in effect from time to time. “Indebtedness” means, with respect to any Person (without duplication), (a) any liability of such Person (1) for borrowed money, (2) evidenced by a bond, note, debenture or similar instrument, (3) under any reimbursement obligation relating to a letter of credit other than letters of credit in the ordinary course of business, (4) for the payment of money relating to any obligations under any capital lease of real or personal property and (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability. For the purpose of determining any particular amount of Indebtedness under this definition, guarantees of (or obligations with respect to letters of credit or financial bonds supporting) Indebtedness otherwise included in the determination of such amount shall not be included.

4 (NY) 27921/279/INDENTURE/Andina Indenture.doc “Indenture” means this Indenture, as amended or supplemented from time to time, including the Exhibits hereto, and any supplemental indenture hereto. “Initial Notes” means any of the Company’s 5.000% Senior Notes due 2023 issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture. “Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A. “Issue Date” means the date of this Indenture (being the original issue date of Notes hereunder). “Legal Defeasance” has the meaning assigned to it in Section 8.1(b). “Lien” means any mortgage, pledge, lien, security interest, charge or similar encumbrance. “Maturity Date” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise. “Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S. “Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee. “Note Register” has the meaning assigned to it in Section 2.3(a). “Notes” means, collectively, the Initial Notes and any Additional Notes issued under this Indenture. “Offering Memorandum” means the Company’s offering memorandum dated September 26, 2013, used in connection with the Original Offering of Notes. “Officer” means, when used in connection with any action to be taken by the Company or Subsidiary, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Director of Corporate Finance, the Chief Legal Officer, the Chief Accounting Officer, any of their respective deputies, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary (or, in each case, the officers of the Company or Subsidiary, as applicable, with similar positions). “Officers’ Certificate” means, when used in connection with any action to be taken by the Company or Subsidiary, a certificate signed by two Officers of the Company or such Subsidiary, and delivered to the Trustee.

5 (NY) 27921/279/INDENTURE/Andina Indenture.doc “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company (except as otherwise provided in this Indenture), obtained at the expense of the Company or a Surviving Entity. “Original Offering of Notes” means the original private offering of the Initial Notes, which were issued on the Issue Date. “Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (1) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (2) Notes for payment or redemption, which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; (3) Notes which have been surrendered pursuant to Section 2.10 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company; and (4) solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. “Paying Agent” has the meaning assigned to it in Section 2.3(a).

6 (NY) 27921/279/INDENTURE/Andina Indenture.doc “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity. “Private Placement Legend” has the meaning assigned to it in Section 2.8(b). “Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income. “QIB” means any “qualified institutional buyer” (as defined in Rule 144A). “Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A. “Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes. “Registrar” has the meaning assigned to it in Section 2.3(a). “Regulation S” means Regulation S under the Securities Act or any successor regulation. “Regulation S Global Note” has the meaning assigned to it in Section 2.1(e). “Relevant Date” means whichever is the later of (i) the date on which a payment on the Notes first becomes due and (ii) if the full amount payable has not been received in The City of New York, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect has been given to the Holders in accordance with this Indenture. “Relevant Jurisdiction” has the meaning assigned to it in Section 3.11(a). “Resale Restriction Termination Date” means, for any Restricted Note (or beneficial interest therein), one year (or such other period specified in Rule 144(k)) from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, from the latest such original issue date of such Additional Notes as notified by the Company to the Trustee in writing. “Restricted Note” means any Initial Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein), until such time as: (1) such Note is a Rule 144A Global Note and the Resale Restriction Termination Date therefor has passed; (2) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

7 (NY) 27921/279/INDENTURE/Andina Indenture.doc (3) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.9(d) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend. “Rule 144” means Rule 144 under the Securities Act (or any successor rule). “Rule 144A” means Rule 144A under the Securities Act (or any successor rule). “Rule 144A Global Note” has the meaning assigned to it in Section 2.1(d). “Securities Act” means the U.S. Securities Act of 1933, as amended. “Special Record Date” has the meaning assigned to it in Section 2.13(a). “Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Subsidiary sells or transfers any Property to any Person with the intention of taking back a lease of such Property pursuant to which the rental payments are calculated to amortize the purchase price of such Property substantially over the useful life thereof, and such Property is in fact so leased. “SEC” means the U.S. Securities and Exchange Commission. “Significant Subsidiary” means any Brazilian and Chilean Subsidiary of the Company that would be a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC in effect on the date of the Indenture, assuming the Company is the registrant referred to in such definition. “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable (excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). “Subsidiary” means any corporation or other business entity of which the Company owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interests or any other class or classes have or might have voting power upon the occurrence of any contingency). “Surviving Entity” has the meaning set forth under Section 4.1(a). “SVS” means the Chilean Securities Commission (Superintendencia de Valores y Seguros). “Taxes” has the meaning assigned to it in Section 3.11.

8 (NY) 27921/279/INDENTURE/Andina Indenture.doc “Transfer Agent” has the meaning assigned to it in Section 2.3(a). “Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor. “Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department (or any successor group of the Trustee) of the Trustee, having direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject. “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option. “U.S. Dollars” or “U.S.$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Section 1.2 Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS; (3) “or” is not exclusive; (4) “including” means including without limitation; (5) words in the singular include the plural and words in the plural include the singular; (6) references to the payment of principal of the Notes shall include applicable premium, if any; (7) references to payments on the Notes shall include Additional Amounts payable on the Notes, if any; (8) all references to Sections or Articles refer to Sections or Articles of this Indenture; (9) references to any law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing or implementing such law; and

9 (NY) 27921/279/INDENTURE/Andina Indenture.doc (10) the term “obligor,” when used with respect to the Notes, means the Company and any other obligor as of the date of this Indenture. ARTICLE II THE NOTES Section 2.1 Form and Dating. (a) The Initial Notes are being originally issued by the Company on the Issue Date. The Notes shall be issued in fully registered certificated global form without coupon, and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes and the certificate of authentication shall be substantially in the form of Exhibit A. (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class. (c) The Notes may have notations, legends or endorsements as specified in Section 2.8 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. (d) Notes originally offered and sold to QIBs in reliance on Rule 144A shall be represented by a single permanent global certificate (which may be subdivided) without interest coupons (each, a “Rule 144A Global Note”). (e) Notes originally offered and sold outside the United States of America in reliance on Regulation S shall be represented by a single permanent global certificate (which may be subdivided) without interest coupons (each, a “Regulation S Global Note”). Section 2.2 Execution and Authentication. (a) Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

10 (NY) 27921/279/INDENTURE/Andina Indenture.doc (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by an Officer of the Company (the “Company Order”). A Company Order shall specify the amount of the Notes to be authenticated and the date on which such original issue of Notes is to be authenticated. (d) The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. (e) In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name. Section 2.3 Registrar, Transfer Agent and Paying Agent. (a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York where Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar” and “Transfer Agent,” respectively) and where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-Registrars and one or more additional paying agents or transfer agents. The terms “Paying Agent” and “Transfer Agent” include any additional paying agent and any additional transfer agent, as the case may be. (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Transfer Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-Registrar or Transfer Agent. (c) The Company initially appoints the Corporate Trust Office as Registrar, Paying Agent and Transfer Agent (and the Corporate Trust Office hereby accepts such appointment), until such time as another Person is appointed as such.

11 (NY) 27921/279/INDENTURE/Andina Indenture.doc (d) In accordance with Section 10.1, the Company shall notify Holders of any change in respect to the Registrar, Paying Agent and Transfer Agent. Section 2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes (whether such money has been distributed to it by the Company or any other obligor of the Notes) in accordance with the terms of this Indenture and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent. The receipt by the Paying Agent or the Trustee from the Company of each payment of principal, interest and/or other amounts due in respect of the Notes in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall satisfy the obligations of the Company herein and under the Notes to make such payment to the Holders on the due date thereof; provided, however, that the liability of any Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders under this Indenture. Notwithstanding the preceding sentence or any other provision of this Indenture to the contrary, the Company shall indemnify the Holders in the event that there is subsequent failure by the Trustee or any Paying Agent to pay any amount due in respect of the Notes in accordance with the Notes and this Indenture as shall result in the receipt by the Holders of such amounts as would have been received by them had no such failure occurred. Section 2.5 Common Code, CUSIP and ISIN Numbers . In issuing the Notes, the Company may use Common Code, CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use Common Code, CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any initial Common Code, CUSIP and/or ISIN numbers and any change in the Common Code, CUSIP or ISIN numbers. Section 2.6 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee

12 (NY) 27921/279/INDENTURE/Andina Indenture.doc may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. Section 2.7 Global Note Provisions. (a) The Company shall cause each Global Note to: (i) be registered in the name of DTC or the nominee of DTC; (ii) be delivered to the Note Custodian; and (iii) bear the appropriate legend, as set forth in Section 2.8 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture. (b) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent, the Transfer Agent and the Registrar and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent, the Transfer Agent or the Registrar or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by DTC. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes. (c) Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Certificated Notes. Global Notes shall be exchangeable for Certificated Notes only in the following limited circumstances: (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice; (ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable; or (iii) an Event of Default has occurred and is continuing with respect to the Notes. In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.7(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Section 2.8 Legends.

13 (NY) 27921/279/INDENTURE/Andina Indenture.doc (a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof. (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”). Section 2.9 Transfer and Exchange. The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note: (a) If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Registrar of: (i) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred; and (ii) a certificate in the form of Exhibit C from the transferor, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing. (b) If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Registrar of: (i) instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred; and (ii) a certificate in the form of Exhibit B duly executed by the transferor, the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing. (c) Other Transfers. Any transfer of Restricted Notes not described in this Section 2.9 (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by

14 (NY) 27921/279/INDENTURE/Andina Indenture.doc the Company of such Opinions of Counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 2.9(d). (d) Use and Removal of Private Placement Legends. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such registration of transfer, exchange or replacement) a Private Placement Legend, the Company shall direct the Note Custodian and Registrar to exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.7(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless: (i) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Company; (ii) such Notes (or beneficial interests) are Rule 144A Global Notes and are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor or such Notes (or beneficial interests) are Regulation S Global Notes and transferred, replaced or exchanged after the termination of the Distribution Compliance Period therefor; (iii) a transfer of such Notes is made pursuant to an effective registration statement filed pursuant to Rule 415 of the Securities Act, in which case the Private Placement Legend shall be removed from such Note so transferred at the request of the Holder; or (iv) in connection with such registration of transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel addressed to the Trustee and the Company and other evidence reasonably satisfactory to the Company to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date or termination of the Distribution Compliance Period, as applicable, therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (iv) of this Section 2.9(d). (e) Consolidation of Global Notes. Nothing in this Indenture shall provide for the consolidation of any Notes with any other Notes unless they constitute, as determined pursuant to an Opinion of Counsel, the same classes of securities for U.S. federal income tax purposes.

15 (NY) 27921/279/INDENTURE/Andina Indenture.doc (f) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II in accordance with its customary document retention policies. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar. (g) Execution, Authentication of Notes, etc. (i) Subject to the other provisions of this Section 2.9 when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company shall execute and upon Company Order the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s or co-Registrar’s request. (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company, the Registrar, the Transfer Agent or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith. (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the giving of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such notice; or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date. (iv) Subject to the rights of the Holders as of a Record Date to receive payments of interest on the related Interest Payment Date, prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Transfer Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, (subject to Section 2.13) whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Transfer Agent, the Registrar or any co- Registrar shall be affected by notice to the contrary. (v) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

16 (NY) 27921/279/INDENTURE/Andina Indenture.doc (vi) The Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. (h) No Obligation of the Trustee. (i) None of the Trustee, the Company, or any Paying Agent, Transfer Agent or Registrar shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. Each of the Trustee, the Registrar, the Transfer Agent and the Paying Agent may conclusively rely and shall be fully protected in conclusively relying upon information furnished by DTC with respect to its members, participants and any beneficial owners. (ii) None of the Trustee, the Registrar, any Co-Registrar or any Transfer Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the express terms of this Indenture, to examine the same to determine if it substantially complies on its face as to form with the express requirements hereof, and to notify the party delivering the same if the certificate does not so comply. Section 2.10 Mutilated, Destroyed, Lost or Stolen Notes. (a) If a mutilated or defaced Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or stolen and if the Company shall certify in an Officers’ Certificate that the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish satisfactory evidence of the destruction, loss or theft and security or indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any Co-Registrar or Transfer Agent from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or a Trust Officer of the Trustee that such Note has been acquired by a protected

17 (NY) 27921/279/INDENTURE/Andina Indenture.doc purchaser (as defined in Section 8-303 of the Uniform Commercial Code of the State of New York), the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated or defaced Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such Note (upon surrender and cancellation thereof in the case of a mutilated or defaced Note) or in lieu of and substitution for such Note bearing a number not contemporaneously Outstanding. (b) Upon the issuance of any new Note under this Section 2.10, the Company, the Trustee, the Registrar and the Transfer Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Company’s counsel and each of the Trustee, the Registrar and the Transfer Agent and its respective counsel) in connection therewith. (c) In case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company may, in its discretion, pay such Notes instead of issuing a new Note in replacement thereof. (d) Every new Note issued pursuant to this Section 2.10 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. (e) The provisions of this Section 2.10 shall be exclusive and shall be in lieu of, to the fullest extent permitted by applicable law, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. Section 2.11 Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute and upon Company Order the Trustee shall authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes. Section 2.12 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Co-Registrar, if any, and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The

18 (NY) 27921/279/INDENTURE/Andina Indenture.doc Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its customary procedures or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.10, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order. Section 2.13 Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.13(a) or Section 2.13(b). (a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in accordance with Section 10.1, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.13(b). (b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.13(b) such manner of payment shall be deemed practicable by the Trustee. Section 2.14 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without notice to or the consent of the Holders, create and issue pursuant to this Indenture Additional Notes by delivering an Additional Note Board Resolution or Additional Note Supplemental Indenture. Such Additional Notes shall have terms and conditions set forth in Exhibit A identical to those of the Initial Notes, except that Additional Notes:

19 (NY) 27921/279/INDENTURE/Andina Indenture.doc (a) may have a different issue price, issue date and, if applicable, date from which the interest shall accrue from the Initial Notes; (b) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on the Initial Notes; (c) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws); and (d) unless such Additional Notes are issued under a separate CUSIP number, such Additional Notes must be fungible with the Notes for U.S. federal income tax purposes. Section 2.15 Open Market Purchases (a) The Company may at any time purchase Notes in the open market or otherwise at any agreed upon price. All such purchased Notes shall not be resold, except in accordance with applicable requirements or exemptions under the relevant securities laws. ARTICLE III COVENANTS Section 3.1 Payment of Notes. (a) The Company shall pay the principal of and interest (including Defaulted Interest) and all other amounts in respect of the Notes and/or this Indenture in U.S. Dollars on the dates and in the manner provided in the Notes and in this Indenture. Payments on Global Notes shall be made in accordance with the applicable procedures of DTC. Payments on Certificated Notes may be made at the Corporate Trust Office of the Trustee. Prior to 12:00 noon (New York City time) on the Business Day immediately preceding each Interest Payment Date, the Maturity Date and any other payment date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such Interest Payment Date, Maturity Date or such other payment date, as the case may be. If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 12:00 noon (New York City time) on the Business Day immediately preceding each Interest Payment Date, the Maturity Date, and any other payment date, segregate and hold in trust U.S. Dollars sufficient to make cash payments due on such Interest Payment Date, Maturity Date or such other payment date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. Notwithstanding the foregoing, the

20 (NY) 27921/279/INDENTURE/Andina Indenture.doc Company may elect to make the payments of interest on Certificated Notes by check mailed to the registered Holders at their registered addresses. (b) If a Holder of Certificated Notes in an aggregate principal amount of at least U.S.$1,000,000 has given wire transfer instructions to the Trustee or the Paying Agent at least 15 (fifteen) days prior to the relevant payment date, the Trustee or the Paying Agent shall make all principal and interest payments on those Notes in accordance with such instructions. Payments in respect of Global Notes shall be made by wire transfer. (c) Notwithstanding anything to the contrary contained in this Indenture, the Company or any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder. Section 3.2 Maintenance of Office or Agency. (a) The Company shall maintain each office or agency required under Section 2.3 where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 10.6) may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency. Section 3.3 Corporate Existence. Except for transactions not prohibited by Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. Section 3.4 Intentionally Omitted. Section 3.5 Intentionally Omitted. Section 3.6 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the fullest extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it shall not hinder,

21 (NY) 27921/279/INDENTURE/Andina Indenture.doc delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted. Section 3.7 Limitation on Liens. (a) The Company shall not, nor shall it permit any Significant Subsidiary to, issue, assume or guarantee any Indebtedness, if such Indebtedness is secured by a Lien upon any Property now owned or hereafter acquired by the Company or any such Subsidiary, unless, concurrently with the issuance, assumption or guarantee of such Indebtedness, the Notes shall be secured equally and ratably with (or prior to) such Indebtedness; provided that the foregoing restriction shall not apply to: (i) any Lien on any Property acquired, constructed, developed, extended, repaired or improved by the Company or any Subsidiary (individually or together with other Persons) which is created, incurred or assumed contemporaneously with, or within 360 days after, such acquisition (or in the case of any such Property constructed, repaired or improved, contemporaneously with, or within 360 days after, the completion or commencement of commercial operation of such Property, whichever is later) to secure or provide for the payment of any part of the purchase price of such Property or the costs of such acquisition, construction, development, extension repair or improvement (including costs such as escalation, interest during construction and financing and refinancing costs); (ii) any Lien on any Property existing at the time of acquisition thereof or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition and, in either such case, which is not created in contemplation of such acquisition (unless such Lien was created to secure or provide for payment of any part of the purchase price of such Property and is otherwise permitted by clause (a)(i) above); (iii) any Lien on any Property of a Person which is merged with or into the Company or a Subsidiary or any Lien existing on Property of a Person which existed at the time such Person becomes a Subsidiary or arose after such time under contractual commitments entered into prior to that event and, in all such cases, which is not created in contemplation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such Person and is otherwise permitted by clause (a)(i) above); (iv) any Lien existing on the Issue Date; (v) any Lien which secures only Indebtedness owing by a Subsidiary only to the Company, to one or more Subsidiaries or to the Company and one or more Subsidiaries; (vi) any Lien resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any Subsidiary; (vii) any Lien arising solely by operation of law;

22 (NY) 27921/279/INDENTURE/Andina Indenture.doc (viii) any Lien created for the sole purpose of securing Indebtedness that, when incurred, will be applied to repay all (but not only part) of the Notes and all other amounts payable under the Notes; provided that the Notes and all other such amounts are fully satisfied within 30 days after the incurrence of such Indebtedness; (ix) any Lien for taxes, assessments and other governmental charges or levies if such taxes, assessments, governmental charges or levies are not at the time due and payable, or for which such reserves or other appropriate provision, if any, as may be required by IFRS shall have been made; (x) any attachment or judgment Lien not giving rise to an Event of Default; and (xi) any extension, refinancing, renewal or replacement (or successive extensions, renewals, or replacements) in whole or in part, of any Lien referred to in the foregoing clauses; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, refinancing, renewal or replacement, and that such extension, refinancing, renewal or replacement shall be limited to all or a part of the Property which secured the Lien so extended, refinanced, renewed or replaced (except for Property affixed or appurtenant thereto). (b) Notwithstanding Section 3.7(a), the Company or any Subsidiary may issue, assume or guarantee Indebtedness secured by a Lien which would otherwise be prohibited under Section 3.7(a) or enter into Sale and Leaseback Transactions that would otherwise be prohibited by Section 3.8; provided that the aggregate amount of such Indebtedness of the Company and its Significant Subsidiaries together with the aggregate Attributable Value of all such Sale and Leaseback Transactions of the Company and its Significant Subsidiaries outstanding at such time that were previously incurred pursuant to this Section 3.7(b) shall not exceed 20% of Consolidated Tangible Assets at the time any such Indebtedness is issued, assumed or guaranteed by the Company or any Significant Subsidiary or at the time any such Sale and Leaseback Transaction is entered into. Section 3.8 Limitation on Sale and Leaseback Transactions. (a) For so long as any of the Notes are Outstanding, the Company shall not, and shall not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any of their Property, unless either (x) the Company or such Significant Subsidiary would be entitled pursuant to Section 3.7 to issue, assume or guarantee Indebtedness (in an amount equal to the Attributable Value with respect to such Sale and Leaseback Transaction) secured by a Lien on such Property without equally and ratably securing the Notes or (y) the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value (as determined in good faith by the Board of Directors) of the Property so leased, (A) to the retirement, within 360 days after the effective date of such Sale and Leaseback Transaction, of (i) Indebtedness of the Company ranking at least on a parity with the Notes or (ii) Indebtedness of any Subsidiary, in

23 (NY) 27921/279/INDENTURE/Andina Indenture.doc each case and owing to a Person other than the Company or any Affiliate of the Company or (B) to the acquisition, construction, development, extension or improvement of any property or assets used or to be used by or on behalf of the Company or any Subsidiary in the ordinary course of business or (z) the Company or such Significant Subsidiary equally and ratably secures the Notes. None of the restrictions set forth in this Section 3.8 shall apply to (i) transactions providing for a lease for a term, including any renewal thereof, of not more than three years, (ii) transactions that were or will be sold by the Company or any Subsidiary to a lender or investor for a sale price equal to or less than U.S.$5,000,000 or its equivalent in other currencies and (iii) transactions between the Company and a Subsidiary or between Subsidiaries. (b) Notwithstanding Section 3.8(a), the Company and/or any Subsidiary may enter into any Sale and Leaseback Transaction that solely refinances, extends, renews or refunds a Sale and Leaseback Transaction permitted under Section 3.8(a) and the restrictions described in Section 3.8(a) will not apply to such Sale and Leaseback Transaction. Section 3.9 Intentionally Omitted. Section 3.10 Reports to Holders. (a) To the extent the Company shall not have notified the Trustee in writing that the same have been or will be made publicly available by filing with the SEC or on the Company’s website, and so long as the Notes are Outstanding, the Company will furnish (or in lieu of furnishing, make accessible electronically with written notice to the Trustee) to the Trustee: (i) as soon as they are available, but in any event within 105 calendar days after the end of each fiscal year of the Company (ending December 31), copies of its audited financial statements (on a consolidated basis) in respect of such fiscal year (including a profit and loss account, balance sheet and cash flow statement), in English, prepared in accordance with IFRS and audited by a member firm of an internationally recognized firm of independent accountants; (ii) as soon as they are available, but in any event within 75 calendar days after the end of each of the first and third fiscal quarters of each fiscal year of the Company, and within 90 calendar days after the end of the second fiscal quarter of each fiscal year of the Company, copies of its unaudited financial statements (on a consolidated basis) in respect of the relevant period (including a profit and loss account, balance sheet and cash flow statement), in English, prepared on a basis consistent with the audited financial statements of the Company and in accordance with IFRS, together with a certificate signed by the person then authorized to sign financial statements on behalf of the Company to the effect that such financial statements present fairly in all material respects the financial position of the Company as at the end of, and the results of its operations for, the relevant quarterly period; (iii) to the extent not included in clauses (a)(i) and (a)(ii) above, the Company shall provide the Trustee copies (including English translations or summaries of documents prepared in another language) of all material public filings made with any

24 (NY) 27921/279/INDENTURE/Andina Indenture.doc securities exchange or securities regulatory agency or authority within fifteen (15) days of such filing to the extent the content of such filings has not been made publicly available by filing with the SEC or on the Company’s website; provided, however, that the Trustee shall have no obligation to determine if and when any such filings are deliverable or if the Company has provided the Trustee with copies of such filings within the time period specified in this clause (a)(iii); and (iv) in case the Company is not subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) of the Exchange Act, the Company shall make available, upon request, to any Holder and any prospective purchaser of Notes designated by any Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act. (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). Section 3.11 Payment of Additional Amounts. (a) The Company shall make all payments of principal, premium, if any, and interest in respect of the Notes free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Chile or by or within any political subdivision thereof or any authority therein or thereof having power to tax or any other jurisdiction through which payments are made in respect of the Notes (including, for the avoidance of doubt, any successor jurisdiction pursuant to Section 4.1) (each a “Relevant Jurisdiction”) (“Taxes”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event of any such withholding or deduction of Taxes, the Company will pay to Holders such additional amounts (“Additional Amounts”) as will result in the receipt by each Holder of the net amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts will be payable: (i) in respect of any Taxes that would not have been so withheld or deducted but for the existence of any present or former connection (including, without limitation, a permanent establishment in a Relevant Jurisdiction) between the Holder (or, if the Holder is an estate, nominee, trust, partnership, corporation or other business entity, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder, applicable recipient of a payment or beneficial owner) and an authority with the power to levy or otherwise impose or assess a Tax, other than the mere receipt of such payment or the mere holding or ownership of such Note or beneficial interest or the enforcement of rights thereunder; (ii) in respect of any Taxes that would not have been so withheld or deducted if the Note had been presented for payment within 15 days after the Relevant

25 (NY) 27921/279/INDENTURE/Andina Indenture.doc Date to the extent presentation is required (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented for payment on the last day of such 15-day period); (iii) in respect of any Taxes that would not have been so withheld or deducted but for the failure by the Holder, applicable recipient of payment or the beneficial owner of the Note or any payment in respect of such Note to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with a Relevant Jurisdiction; provided that such declaration or compliance was required as a precondition to exemption from all or part of such Taxes and the Company has given the Holders at least 30 days prior notice that they will be required to comply with such requirements; (iv) in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges; (v) in respect of any Taxes that are payable otherwise than by deduction or withholding from payments on the Notes; (vi) in respect of any Taxes that would not have been so imposed if the Holder had presented the Note for payment (where presentation is required) to another paying agent; (vii) in respect of any payment to a Holder of a Note that is a fiduciary or partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; (viii) in respect of any withholding or deduction imposed on a payment required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26–27, 2022 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive; or (ix) in respect of any combination of the items listed above. Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clause (a)(iii) above shall not apply if the provision of any certification, identification, information, documentation or other reporting requirement described in such clause (a)(iii) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder, applicable recipient of payment or beneficial

26 (NY) 27921/279/INDENTURE/Andina Indenture.doc owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8BEN and W-9). (b) The Company shall furnish to the Trustee, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company, or, if such receipts are not obtainable, other evidence of such payments by the Company reasonably satisfactory to the Trustee. (c) Upon written request, the Company shall provide the Holders with documentation reasonably satisfactory to the Holders evidencing the payment of Taxes. (d) Any reference in this Indenture or the Notes to principal, premium, if any, interest or any other amount payable in respect of the Notes by the Company will be deemed also to refer to any Additional Amount that may be payable with respect to that amount under the obligations referred to in this Section 3.11. In the event that Additional Amounts actually paid with respect to the Notes pursuant to this Section 3.11 are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and as a result thereof such Holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto. The Company shall promptly pay when due any present or future stamp, court or similar documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Chile and except, in certain cases, for taxes, charges or similar levies resulting from certain registration of transfer or exchange of Notes. Section 3.12 Intentionally Omitted. Section 3.13 Compliance Certificates. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signer knows of any Event of Default that occurred during such period and is continuing. If it does, the certificate shall describe the Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. (b) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described above or with respect to any reports or other documents filed under this Indenture.

27 (NY) 27921/279/INDENTURE/Andina Indenture.doc Section 3.14 Notice of Exchange Listing. The Company agrees to promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof. ARTICLE IV LIMITATION ON CONSOLIDATION, MERGER, SALE OR CONVEYANCE Section 4.1 Consolidation, Merger, Sale or Conveyance. (a) For so long as any Notes are Outstanding, the Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless: (i) the successor Person (the “Surviving Entity”) (if not the Company) by a supplemental indenture shall expressly assume the due and punctual payment of the principal of and interest on all the outstanding Notes and the performance of every covenant in this Indenture to be performed on the part of the Company; (ii) immediately after giving effect to such transaction, no Event of Default shall have happened and be continuing; and (iii) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture (if any) comply with this Section 4.1 relating to such transaction. (b) In case of any consolidation, merger, conveyance or transfer that complies with Section 4.1(a), the Surviving Entity will succeed to and be substituted for the Company as obligor under the Indenture and the Notes, with the same effect as if it had been named in this Indenture as the Company. ARTICLE V REDEMPTION OF NOTES Section 5.1 Redemption. The Company may redeem the Notes subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A. Section 5.2 Election to Redeem. In the case of redemption, the Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution delivered at least 5 Business Days prior to the date notice of redemption is deliverable to the Holders. Section 5.3 Notice of Redemption. (a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 10.1, not less than 30 nor more than 60 days prior to the

28 (NY) 27921/279/INDENTURE/Andina Indenture.doc Redemption Date, to each Holder of Notes to be redeemed. If the Company itself gives the notice, it shall also deliver a copy to the Trustee. (b) If the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers’ Certificate requesting that the Trustee give notice of redemption and setting forth the information required by Section 5.3(c). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company’s expense. (c) All notices of redemption shall state: (i) the Redemption Date; (ii) the redemption price and the amount of any accrued interest payable as provided in Section 5.6; (iii) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 shall become due and payable in respect of each Note and, unless the Company defaults in making the redemption payment, that interest on each Note to be redeemed shall cease to accrue on and after the Redemption Date; (iv) the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price; and (v) the Common Code, CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such Common Code, CUSIP or ISIN number. Section 5.4 Intentionally Omitted. Section 5.5 Deposit of Redemption Price. Prior to 12:00 noon New York City time on the Business Day prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date. Section 5.6 Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date. If the

29 (NY) 27921/279/INDENTURE/Andina Indenture.doc Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. ARTICLE VI DEFAULTS AND REMEDIES Section 6.1 Events of Default. (a) Each of the following is an “Event of Default” whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body: (i) the Company defaults in the payment of any principal of the Notes, when due and payable, whether at maturity, upon redemption or otherwise; (ii) the Company defaults in the payment of any interest or any Additional Amount when due and payable on any Note and the continuance of such default for a period of 30 days; (iii) the Company fails to perform or observe any other covenant or agreement in the Notes or this Indenture, not otherwise expressly included as an Event of Default in (i) or (ii) above, and the continuance of such default for more than 90 days after written notice of such default has been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding (with a copy to the Trustee if given by the Holders) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”; (iv) a default in the payment of the principal of, or interest on, Indebtedness of the Company or any of its Significant Subsidiaries, whether such Indebtedness exists on the date of this Indenture or shall thereafter be created, having an aggregate principal amount exceeding U.S.$100,000,000 (or its equivalent in any other currency or currencies), other than the Notes, if such default shall continue for more than the period of grace, if any, applicable thereto and all such Indebtedness having an aggregate principal amount exceeding U.S.$100,000,000 (or its equivalent in any other currency or currencies) shall have been declared due and payable; (v) one or more final and non-appealable judgments or decrees for the payment of money in excess of U.S.$100,000,000 in the aggregate or the equivalent thereof in other currencies (to the extent not covered by insurance) are rendered against the Company or any of its Significant Subsidiaries and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, there is a period of 90 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed, for 10 days after written notice of such default has been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal

30 (NY) 27921/279/INDENTURE/Andina Indenture.doc amount of the Notes then Outstanding (with a copy to the Trustee if given by the Holders) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”; (vi) a decree or order by a court having jurisdiction has been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, and such decree or order continues undischarged or unstayed for a period of 90 days; or a decree or order of a court having jurisdiction has been entered for the appointment of a receiver or liquidator or for the liquidation or dissolution of the Company or any of its Significant Subsidiaries pursuant to bankruptcy or insolvency laws, and such decree or order continues undischarged and unstayed for a period of 90 days; provided that any Significant Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Company or another Significant Subsidiary of the Company, and such liquidation or dissolution shall not constitute an Event of Default; or (vii) the Company or any of its Significant Subsidiaries institutes any proceeding to be adjudicated as voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or consent seeking reorganization pursuant to bankruptcy or insolvency laws, or consents to the filing of any such petition, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or its property. Section 6.2 Acceleration. (a) (i) If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vi) or Section 6.1(a)(vii)), shall have occurred and be continuing with respect to the Notes, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding may declare the principal amount of all Outstanding Notes and all accrued interest thereon, if any, to be due and payable immediately and (ii) if an Event of Default specified in Section 6.1(a)(vi) or Section 6.1(a)(vii) shall have occurred, the principal amount of all Outstanding Notes and all accrued interest thereon shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes. A default under Section 6.1(a)(iv) above shall be deemed to be continuing under this Indenture only if and for so long as the payment default in question shall not have been waived, cured or shall not have otherwise ceased to exist. Notes owned by the Company shall be deemed not to be Outstanding for, among other purposes, declaring the acceleration of the maturity of the Notes. (b) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a), the Holders of a majority in aggregate principal amount of the then Outstanding Notes may by written notice rescind and annul such declaration and its consequences: (i) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

31 (NY) 27921/279/INDENTURE/Andina Indenture.doc (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iii) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its expenses, indemnities, disbursements and advances outstanding at that time. No rescission shall affect any subsequent Default or impair any rights relating thereto. Section 6.3 Other Remedies. (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. Section 6.4 Waiver of Past Defaults. Subject to Section 6.2, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may waive any existing Default or Event of Default hereunder, and its consequences, except (i) a Default in the payment of the principal of, or interest on any Notes or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Note Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. Section 6.5 Control by Majority. Subject to the provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Section 6.6 Limitation on Suits. (a) No Holder of any Notes may institute any action under this Indenture, unless: (i) such Holder shall have given the Trustee written notice of a continuing Event of Default with respect to the Notes; (ii) Holders of not less than 25% in aggregate principal amount of the then Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default;

32 (NY) 27921/279/INDENTURE/Andina Indenture.doc (iii) such Holder or Holders of the Notes shall have offered the Trustee such indemnity or security as the Trustee may require; (iv) the Trustee shall have failed to institute an action for 60 days thereafter; and (v) no direction inconsistent with such written request shall have been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the then Outstanding Notes; provided that a Holder of a Note may institute suit for enforcement of payment of the principal of and any interest on such Note on or after the respective due dates expressed in such Note. Notwithstanding any provision of this Indenture to the contrary, no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). Notwithstanding any provision of this Indenture to the contrary, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of the Notes, unless such Holders shall have offered to the Trustee indemnity or security satisfactory to the Trustee. Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision hereof (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed herein or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. Section 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) and Section 6.1(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7. Section 6.9 Trustee May File Proofs of Claim, etc. (a) In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee may (irrespective of whether the principal of the Notes is then due): (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other

33 (NY) 27921/279/INDENTURE/Andina Indenture.doc judicial proceedings relative to the Company or any Subsidiary of the Company or their respective creditors or properties; and (ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture. Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee pursuant to Section 7.7. (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order: FIRST: to the Trustee for amounts due under Section 7.7; SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and THIRD: to the Company. The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Section 6.11 Undertaking for Costs. All parties agree, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

34 (NY) 27921/279/INDENTURE/Andina Indenture.doc ARTICLE VII TRUSTEE Section 7.1 Duties of Trustee. (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) Except during the continuance of a Default or an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions, which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (it being understood that the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that: (i) this Section 7.1(c) does not limit the effect of Section 7.1(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.5 or Section 6.8 or any other provision of this Indenture. (d) The Trustee shall hold all funds uninvested and shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

35 (NY) 27921/279/INDENTURE/Andina Indenture.doc (f) No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII. (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company. (i) Notwithstanding any provision herein to the contrary, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction. Section 7.2 Rights of Trustee. Subject to Section 7.1: (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document, instrument, opinion, direction, order, notice, certificate or request reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document, instrument, opinion, direction, order, notice, certificate or request. (b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers’ Certificate, advice of counsel and/or an Opinion of Counsel, and such Officers’ Certificate, advice and/or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken by it hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate, advice of counsel and/or Opinion of Counsel. (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care. (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers. (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken,

36 (NY) 27921/279/INDENTURE/Andina Indenture.doc omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. (g) The Trustee shall not be deemed to have notice of any Default or Event of Default (other than payment default under Section 6.1(a)(i) or Section 6.1(a)(ii)) unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.2(g). (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, to each Paying Agent, Transfer Agent and Registrar and to each other agent, custodian and other Person employed to act hereunder. (i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded. (k) The permissive rights of the Trustee enumerated herein shall not be construed as duties. (l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots;

37 (NY) 27921/279/INDENTURE/Andina Indenture.doc interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances). (m) To the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise. (n) To help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided. (o) In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. (p) To secure the obligations owed to the Trustee hereunder, the Trustee shall have a lien prior on all money or property held or collected by it in its capacity as Trustee, and may withhold or set-off any amounts due and owing to it under this Indenture from any money or property held or collected by it in its capacity as Trustee. (q) The Trustee shall have no obligation or duty to ensure compliance with the securities laws of any country or state except to request such certificates or other documents required to be obtained by the Trustee or any Registrar hereunder in connection with any exchange or transfer pursuant to the terms hereof. Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10. Section 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be

38 (NY) 27921/279/INDENTURE/Andina Indenture.doc accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in the Offering Memorandum or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Section 7.5 Notice of Defaults. The Trustee must give to the Holders of Notes notice of all Defaults or Events of Default of which a Trust Officer of the Trustee has knowledge in accordance with Section 7.2(g) within 30 days after a Trust Officer of the Trustee receives written notice of such a Default or Event of Default; provided that, except in the case of Default in the payment of principal of or any interest on, any of the Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes. Section 7.6 Intentionally Omitted. Section 7.7 Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties and/or the exercise of its rights under this Indenture, except for any such expense as may arise from the Trustee’s gross negligence, willful misconduct or bad faith. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel. (b) The Company shall indemnify the Trustee and its officers, directors, employees and agents and hold the Trustee harmless for, from and against any and all loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence, willful misconduct or bad faith on its part in connection with the acceptance or administration of this trust, the performance of its duties and/or the exercise of its rights hereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability related to the exercise or performance of any of its powers, rights or duties hereunder and under any other agreement or instrument related thereto. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not pay for any settlement made without its written consent. (c) To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

39 (NY) 27921/279/INDENTURE/Andina Indenture.doc (d) The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture, payment of the Notes and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default under Section 6.1(a)(vi) or Section 6.1(a)(vii), the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10. Section 7.8 Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. In addition, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Moreover, if the Trustee is no longer eligible pursuant to Section 7.10 to act as such, or does not have a corporate trust office in the City of New York, New York, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The Company shall remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting. (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the then Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall give a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7. (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may itself or themselves appoint a successor Trustee or may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee. (e) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

40 (NY) 27921/279/INDENTURE/Andina Indenture.doc Section 7.9 Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including its obligations under this Indenture) or assets to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such Person shall be otherwise qualified and eligible under this Article VII. (b) In case at the time such successor or successors by merger or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture. Section 7.10 Eligibility. The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition. Section 7.11 Paying Agent and Registrar. The rights, protections, immunities and indemnities granted to the Trustee under this Article VII shall apply mutatis mutandis to any Paying Agent, Registrar, any Authenticating Agent and any Transfer Agent ARTICLE VIII DEFEASANCE; DISCHARGE OF INDENTURE Section 8.1 Legal Defeasance and Covenant Defeasance. (a) The Company may, at its option, at any time, upon compliance with the conditions set forth in Section 8.2, elect to have either Section 8.1(b) or Section 8.1(c) be applied to its obligations with respect to all Outstanding Notes. (b) Upon the Company’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes after the deposit specified in Section 8.2(a) (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of the sections of this Indenture referred to in clause (i) or (ii) of this Section 8.1(b), and the Company shall have been deemed to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

41 (NY) 27921/279/INDENTURE/Andina Indenture.doc (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee under this Indenture and hereunder and the Company’s obligations in connection therewith, and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c). (c) Upon the Company’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(c), the Company shall be, subject to the satisfaction of the applicable conditions set forth in Section 8.2, released and discharged from each of its obligations under the covenants contained in Section 3.7, Section 3.8 and Section 3.10 with respect to the Outstanding Notes, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.1(c), subject to the satisfaction of the conditions set forth in Section 8.2 hereof, Section 6.1(a)(iii), Section 6.1(a)(iv) and Section 6.1(a)(v) hereof will not constitute Events of Default. Section 8.2 Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if: (a) the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without reinvestment, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, and premium, if any, and interest on the Notes (including Additional Amounts) on the stated date for payment thereof or Redemption Date, as the case may be;

42 (NY) 27921/279/INDENTURE/Andina Indenture.doc (b) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in the United States to the effect that (subject to customary exceptions and exclusions): (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law; and in either case to the effect that, the Holders and beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (c) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in the United States to the effect that (subject to customary exceptions and exclusions) the Holders and beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (d) in the case of Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in Chile to the effect that (subject to customary exceptions and exclusions) based upon Chilean law then in effect, Holders and beneficial owners of the Notes will not recognize income, gain or loss for Chilean tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Chilean taxes on the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred; (e) no Default or Event of Default has occurred and is continuing on the date of the deposit pursuant to Section 8.2(a) (except any Default or Event of Default resulting from any failure to comply with Section 3.7 as a result of the borrowing of the funds required to effect such deposit); (f) the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (g) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from U.S. counsel, each stating (subject to customary exceptions and exclusions) that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

43 (NY) 27921/279/INDENTURE/Andina Indenture.doc (h) the Company has delivered to the Trustee Opinions of Counsel from U.S. and Chilean counsel to the effect that (subject to customary exceptions and exclusions and to assumptions as to factual matters, including the absence of an intervening bankruptcy, insolvency or reorganization during the applicable preference period following the date of such deposit and that no Holder or the Trustee is deemed to be an “insider” of the Company under the United States Bankruptcy Code and any equivalent law of Chile) the transfer of trust funds pursuant to such deposit will not be subject to avoidance as a preferential transfer pursuant to the applicable provisions of the United States Bankruptcy Code or any successor statute and any equivalent law of Chile. Section 8.3 Application of Trust Money. The Trustee shall hold in trust U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the U.S. Dollars from U.S. Government Obligations, together with earnings thereon, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Dollars or U.S. Government Obligations held by it as provided in this Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 8.4 Repayment to Company. (a) The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture. (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors. Section 8.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations deposited with the Trustee pursuant to this Article VIII. Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Dollars or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars or U.S. Government Obligations in accordance with this Article VIII; provided, however that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the

44 (NY) 27921/279/INDENTURE/Andina Indenture.doc rights of the Holders of such Notes to receive such payment from the U.S. Dollars or U.S. Government Obligations held by the Trustee or Paying Agent. Section 8.7 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes and the rights, powers, trust and immunities of the Trustee and the Company’s obligations in connection therewith, as expressly provided for herein) as to all Outstanding Notes, and the Trustee, on written demand of and at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when: (a) either: (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. Dollars in such amounts as will be sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment; (b) the Company has paid all other sums payable under this Indenture and the Notes by the Company; and (c) the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel (which opinion of counsel may be subject to customary exceptions and exclusions) stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with. ARTICLE IX AMENDMENTS Section 9.1 Without Consent of Holders. (a) The Company and the Trustee may amend, modify or supplement this Indenture and the Notes without notice to or consent of any Holder: (i) to cure any ambiguity, omission, defect or inconsistency contained in this Indenture or the Notes; or

45 (NY) 27921/279/INDENTURE/Andina Indenture.doc (ii) to make any other changes which do not adversely affect the rights of the Holders in any material respect. (b) In connection with the foregoing, the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and an Officers’ Certificate. (c) After an amendment under this Section 9.1 becomes effective, the Company shall give to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1. Section 9.2 With Consent of Holders. (a) Modifications to, amendments of, and supplements to, this Indenture or the Notes not set forth under Section 9.1 may also be made, and future compliance therewith or past default by the Company (other than a default in the payment of any principal of and any interest on the Notes due on or after the respective due dates expressed in such Notes which cannot be modified and amended without the consent of the Holders of all Notes so affected) may be waived, either with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of at least a majority in aggregate principal amount of Outstanding Notes or by adoption of resolutions at a meeting of Holders of the Notes by, or the consent of, the Holders of at least a majority of the Outstanding Notes; provided that no such modification or amendment to this Indenture or to the terms and conditions of the Notes may, without the consent or the affirmative vote of each Holder so affected: (i) reduce the stated interest rate with respect to any Notes or reduce the principal amount of any Notes, or extend the scheduled time for such payments; (ii) modify the obligation to pay Additional Amounts; (iii) change the prices at which the Notes may be redeemed by the Company, or change the time at which any Note may be redeemed; (iv) change the currency in which, or change the required place at which, payment on principal, premium, if any, and interest with respect to the Notes is payable; (v) impair the right to institute suit for the enforcement of any payment obligation on or with respect to any Note; or (vi) reduce the above-stated percentage of principal amount of Outstanding Notes whose Holders are required to consent to modify or amend this Indenture or the terms or conditions of the Notes or to waive any future compliance or past default.

46 (NY) 27921/279/INDENTURE/Andina Indenture.doc Provided, further, that in connection with any modification, amendment or supplement pursuant to this Section 9.2, or Section 9.1 above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such modification, amendment or supplement complies with the applicable provisions of this Indenture. Section 9.3 Revocation and Effect of Consents and Waivers. (a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver under Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2. (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. Section 9.4 Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Company may place an appropriate notation on each Outstanding Note surrendered to it for such purpose regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall execute and upon Company Order the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement. Section 9.5 Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities, protections, benefits, indemnities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and be fully protected in conclusively relying upon, such evidence as it deems appropriate, including, without limitation, the documents required by Section 10.2 and solely on an Opinion of Counsel and Officers’ Certificate, each stating that such amendment or supplement is authorized or permitted hereby.

47 (NY) 27921/279/INDENTURE/Andina Indenture.doc ARTICLE X MISCELLANEOUS Section 10.1 Notices. (a) Any notice or communication shall be in English and in writing and delivered in Person, by facsimile, electronic transmission, mailed by first-class mail, postage prepaid or by overnight courier, addressed as follows: if to the Company: Avenida Miraflores 9153 Edificio Corporativo, Piso 7 Renca, Santiago, Chile Attention: Andrés Wainer – Chief Financial Officer / Jaime Cohen – Chief Legal Officer Fax No.: +56 2 2338 0510 if to the Trustee: The Bank of New York Mellon 101 Barclay Street, Floor 7 East, New York, NY 10286 Attention: Global Finance Americas Fax No.: +1 212-815-5875/5877 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. (b) Notices to the Company shall be deemed to have been given on the day of transmission, if by delivered by facsimile or electronic transmission; when delivered by hand, if personally delivered; two Business Days after being timely delivered to a next-day air courier of international repute. Notices to the Trustee shall be deemed to have been given upon receipt thereof by the Trustee. (c) Any notice or communication deliverable to a Holder of a Certificated Note shall be mailed first class mail, postage prepaid, to the Holder at the Holder’s address as it appears on the Note Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice to Holders of Global Notes shall be sufficiently given upon delivery of such notices to the depositary for the Global Notes in accordance with such depositary’s applicable procedures. (d) Failure to give a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

48 (NY) 27921/279/INDENTURE/Andina Indenture.doc Section 10.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with in all material respects. Section 10.3 Statements Required in Officers’ Certificate. Each certificate, including each Officers’ Certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include: (a) a statement substantially to the effect that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement substantially to the effect that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with. In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials. Section 10.4 Rules by Trustee, Paying Agents, Transfer Agents and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar, the Paying Agent and the Transfer Agents may make reasonable rules for their functions. Section 10.5 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected. Section 10.6 Governing Law, etc. (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

49 (NY) 27921/279/INDENTURE/Andina Indenture.doc (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. (c) Each of the parties hereto: (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, (ii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile, and (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment. (d) The Company has appointed CT Corporation with offices currently at 111 Eighth Avenue, 13th floor, New York, NY 10011, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York. The Company represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain Outstanding. The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain Outstanding or until the irrevocable appointment by the Company of a successor agent in The City of New York, New York as their authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. (e) To the extent that the Company or any of its Properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim from the jurisdiction of any Chilean, New York State or U.S. federal court, from

50 (NY) 27921/279/INDENTURE/Andina Indenture.doc service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with, the Notes or this Indenture, the Company irrevocably and unconditionally waives or shall waive such right, and agrees not to plead or claim any such immunity and consents to such relief and enforcement. (f) Nothing in this Section 10.6 shall affect the right of the Trustee, any Holder of the Notes or any other Person to serve process in any other manner permitted by law. Section 10.7 No Recourse Against Others. No past, present or future incorporator, director, officer, employee, shareholder or controlling Person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for issuance of the Notes. Section 10.8 Successors. All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors. Section 10.9 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement. Section 10.10 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 10.11 Currency Indemnity. (a) U.S. Dollars is the sole currency of account and payment for all sums payable by the Company, under or in connection with the Notes or this Indenture. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or pursuant to the Notes to the Trustee or a Holder of a Note from U.S. Dollars into another currency, the Company agrees, and each Holder by holding such Note agrees, and the Trustee agrees, to the fullest extent that the Company and they may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures such payee could purchase U.S. Dollars with such other currency in New York City, New York on the day two Business Days preceding the day on which final judgment is given. (b) The Company’s obligation in respect of any sum payable by it to any payee shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by such payee of any sum adjudged to be so due in the Judgment Currency, such payee may in accordance with normal banking procedures purchase U.S. Dollars with the Judgment Currency;

51 (NY) 27921/279/INDENTURE/Andina Indenture.doc if the amount of the U.S. Dollars so purchased is less than the sum originally due to such payee in the Judgment Currency (determined in the manner set forth in the preceding paragraph), the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such payee against such loss, and if the amount of the U.S. Dollars so purchased exceeds the sum originally due to such payee, such payee agrees to remit to the Company such excess, provided that such payee will have no obligation to remit any such excess as long as the Company has failed to pay such payee any obligations due and payable under this Indenture or such Note, in which case such excess may be applied to the Company’s obligations under this Indenture or such Note in accordance with the terms thereof. (c) The indemnities of the Company contained in this Section 10.11, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company; (iii) shall apply irrespective of any indulgence granted by the Trustee or any Holder of the Notes from time to time; (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture or the Notes; and (v) shall survive the termination of this Indenture. Section 10.12 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Exhibit A-1 (NY) 27921/279/INDENTURE/Andina Indenture.doc EXHIBIT A FORM OF NOTE THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. Include the following Private Placement Legend on all Rule 144A Global Notes that are Restricted Notes: “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTES EXCEPT IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND ONLY (A) TO THE COMPANY OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) SO

Exhibit A-2 (NY) 27921/279/INDENTURE/Andina Indenture.doc LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE). PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE REVERSE HEREOF. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.” Include the following Private Placement Legend on all Regulation S Global Notes that are Restricted Notes: “THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AGENCY IN ANY JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE REVERSE HEREOF. PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD ENDING ON NOVEMBER 11, 2013 OR SUCH LATER DATE AS THE COMPANY MAY NOTIFY TO THE TRUSTEE PRIOR TO NOVEMBER 11, 2013, THIS NOTE, OR ANY BENEFICIAL INTEREST HEREIN, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED EXCEPT (A)(1) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (2) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 144A, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

Exhibit A-3 (NY) 27921/279/INDENTURE/Andina Indenture.doc THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.”

Exhibit A-4 (NY) 27921/279/INDENTURE/Andina Indenture.doc FORM OF FACE OF NOTE EMBOTELLADORA ANDINA S.A. 5.000% SENIOR NOTES DUE 2023 No. [___] Principal Amount U.S.$[__________] [If the Note is a Global Note include the following two lines: as revised by the Schedule of Increases and Decreases in Global Note attached hereto] [If the Note is a Rule 144A Global Note, insert: CUSIP NO. 29081P AE5 ISIN NO. US29081PAE51 COMMON CODE: 092890104] [If the Note is a Regulation S Global Note, insert: CUSIP NO. P3697U AD0 ISIN NO. USP3697UAD02 COMMON CODE: 092890180] Embotelladora Andina S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Chile, promises to pay to [If the Note is a Global Note, add the following: Cede & Co., the nominee for The Depository Trust Company], or registered assigns, the principal sum of [__________________] U.S. Dollars (U.S.$[___]) [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on October 1, 2023. Interest Rate: 5.000% Interest Payment Dates: October 1 and April 1 of each year, commencing on April 1, 2014 Record Dates: September 15 and March 15 (whether or not a Business Day)

Exhibit A-5 (NY) 27921/279/INDENTURE/Andina Indenture.doc Additional provisions of this Note are set forth on the other side of this Note. EMBOTELLADORA ANDINA S.A. By: Name: Title: By: Name: Title: TRUSTEE’S CERTIFICATE OF AUTHENTICATION The Bank of New York Mellon, as Trustee, certifies that this is one of the Notes referred to in the Indenture. By: ___________________ Authorized Signatory Date: ___________________

(NY) 27921/279/INDENTURE/Andina Indenture.doc FORM OF REVERSE SIDE OF NOTE 1. Interest Embotelladora Andina S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Chile (and its successors and assigns under the Indenture hereinafter referred to, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semi-annually in arrears on each Interest Payment Date of each year, commencing on April 1, 2014. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from October 1, 2013. The Company shall pay interest on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the interest rate shown on this Note, as provided in the Indenture. Interest shall be computed on the basis of a 360-day year of twelve 30- day months. 2. Method of Payment Prior to 12:00 noon (New York City time) at least one Business Day prior to the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. If any payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in U.S. Dollars. Payments in respect of Notes represented by a Global Note (including principal and interest) shall be made by the transfer of immediately available funds to the accounts specified by DTC. The Company shall make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account at least 15 (fifteen) days prior to the relevant payment date. 3. Paying Agent, Registrar and Transfer Agent Initially, The Bank of New York Mellon (the “Trustee”), shall act as Trustee, Paying Agent, Registrar and Transfer Agent. The Company may appoint and change any Paying Agent, Registrar, co-Registrar or Transfer Agent without prior notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

(NY) 27921/279/INDENTURE/Andina Indenture.doc 4. Indenture The Company originally issued the Notes under an Indenture, dated as of October 1, 2013 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time. The Notes are unsecured and unsubordinated obligations of the Company. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes. All Notes shall be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations, subject to certain exceptions, on, among other things, the ability of the Company and its Subsidiaries to incur Liens, enter into Sale and Leaseback Transactions, or consolidate or merge or transfer or convey all or substantially all of the Company’s and its Subsidiaries’ assets. In the event of any inconsistency between the terms and conditions of this Note, on the one hand, and those in the Indenture on the other hand, the terms and conditions in the Indenture shall prevail. 5. Optional Redemption (a) Optional Redemption with a Make-Whole Premium. The Company may redeem the Notes, in whole but not in part, at any time, at its option, at a redemption price equal to the greater of (1) 100% of the outstanding principal amount of the Notes, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 35 basis points, in each case plus accrued and unpaid interest to the Redemption Date. “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. “Comparable Treasury Price” means, with respect to the Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. “Independent Investment Banker” means one of the Reference Treasury Dealers.

(NY) 27921/279/INDENTURE/Andina Indenture.doc “Reference Treasury Dealer” means J.P. Morgan Securities LLC or its affiliates which are primary United States government securities dealers and not less than three other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or about 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date. “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. (b) Optional Redemption 90 Days Prior to Maturity Date. The Company may redeem the Notes, in whole or in part, at any time and from time to time, beginning on the date that is 90 days prior to the Stated Maturity of the Notes, at its option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date. (c) Optional Redemption Upon Tax Event. The Notes may be redeemed, in whole but not in part, at the Company’s option, subject to applicable Chilean laws, at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to but excluding the Redemption Date and any Additional Amounts, if, (i) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) in a Relevant Jurisdiction, the Company has or will become obligated to pay Additional Amounts in respect of interest received on the Notes at a rate of withholding or deduction in excess of 4.0% (“Excess Additional Amounts”) and (ii) such change or amendment is announced or occurs on or after the date of the Indenture (or on or after the date a successor assumes the obligations under the Notes pursuant to Article IV of the Indenture) and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided that for this purpose, reasonable measures shall not include any change in the Company’s jurisdiction of organization or location of its principal executive office. The Redemption Date and the applicable redemption price will be specified in the notice of tax redemption, which will be given in accordance with Section 10.1 of the Indenture; provided that such notice of redemption will not be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes then due.

(NY) 27921/279/INDENTURE/Andina Indenture.doc Prior to giving any notice of redemption pursuant to this paragraph (c), the Company will deliver to the Trustee: (i) an Officers’ Certificate stating that the Company is or at the time of the redemption will be entitled to effect the redemption pursuant to the Indenture, and setting forth in reasonable detail the circumstances giving rise to such right of redemption, and (ii) an Opinion of Counsel from legal counsel in a Relevant Jurisdiction to the effect that the Company is, or is expected to become, obligated to pay such Excess Additional Amounts as a result of a change or amendment, as described above. Notice of redemption, once delivered by the Company to the Trustee, will be irrevocable. (d) Payments of interest on the Notes that are due and payable on or prior to a Redemption Date of Notes will be payable to the Holders of those Notes registered as such at the close of business on the relevant Record Dates according to the terms and provisions of the Indenture. (e) Optional Redemption Procedures. The Company shall give notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to Holders of Notes in accordance with the Indenture. Once notice of redemption is given to the Holders, Notes called for redemption become due and payable at the redemption price on the Redemption Date, and, commencing on the Redemption Date, Notes redeemed will cease to accrue interest (unless the Company defaults in the payment of the redemption price). The Company shall pay the redemption price for any Note together with accrued and unpaid interest thereon to but excluding the Redemption Date. Upon redemption of any Notes by the Company, such redeemed Notes shall be cancelled. 6. Denominations; Transfer; Exchange The Notes are in fully registered form without coupons, and only in a minimum denomination of U.S.$200,000 and denominations which are integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption for a period beginning 15 days before the giving of a notice of Notes to be redeemed and ending on the date of such notice or (ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(NY) 27921/279/INDENTURE/Andina Indenture.doc 7. Persons Deemed Owners The registered holder of this Note shall be treated as the owner of it for all purposes. 8. Unclaimed Money If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment. 9. Discharge Prior to Redemption or Maturity Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Dollars, U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be. 10. Amendment, Waiver (a) Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may, among other things, amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency therein or in any other manner which does not adversely affect the rights of Holders of the Notes in any material respect. (b) Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes or by adoption of resolutions at a meeting of Holders of at least a majority of the Outstanding Notes and (ii) any Default or Event of Default under the Indenture (except a Default in the payment of the principal of and any interest on the Notes due on or after the respective due dates expressed in such Notes) may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes or by adoption of resolutions at a meeting of Holders of the Notes by, or the consent of, the Holders of at least a majority of the Outstanding Notes. However, without the consent or affirmative vote of each Holder affected thereby, no amendment may, among other things, reduce the stated interest rate with respect to any Notes or reduce the principal amount of any Notes, or extend the scheduled time for such payments; modify the obligation to pay Additional Amounts; change the prices at which the Notes may be redeemed by the Company, or change the time at which any Note may be redeemed; change the currency in which, or change the required place at which, payment on principal, premium, if any, and interest with respect to the Notes is payable; impair the right to institute suit for the enforcement of any payment obligation on or with respect to any Note; or reduce the above-stated percentage of principal amount of Outstanding Notes whose Holders are required to consent to modify or amend the Indenture or the terms or conditions of the Notes or to waive any future compliance or past default.

(NY) 27921/279/INDENTURE/Andina Indenture.doc 11. Defaults and Remedies Subject to certain exceptions set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default, which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest. 12. Trustee Dealings with the Company Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. 13. No Recourse Against Others No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. 14. Authentication This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note. 15. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

(NY) 27921/279/INDENTURE/Andina Indenture.doc 16. Common Code, CUSIP or ISIN Numbers Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused Common Code, CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use Common Code, CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. 17. Governing Law This Note shall be governed by, and construed in accordance with, the laws of the State of New York. 18. Currency of Account; Conversion of Currency. U.S. Dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture. The Company shall indemnify the Trustee and the Holders as provided in the Indenture in respect of the conversion of currency relating to the Notes and the Indenture. 19. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. The Company has agreed that any suit, action or proceeding arising out of or based upon the Indenture or the Notes may be instituted in any New York state or U.S. federal court in The City of New York, New York. The Company has irrevocably submitted to the non- exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled, on account of place of residence or domicile. The Company has appointed CT Corporation with offices currently at 111 Eighth Avenue, 13th floor, New York, NY 10011, as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set- off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to it or any of their property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes. Nothing in the preceding paragraph shall affect the right of the Trustee, any Holder of the Notes or any other Person to serve process in any other manner permitted by law. The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

(NY) 27921/279/INDENTURE/Andina Indenture.doc Embotelladora Andina S.A. Avenida Miraflores 9153 Edificio Corporativo, Piso 7 Renca, Santiago, Chile Attention: Andrés Wainer – Chief Financial Officer / Jaime Cohen – Chief Legal Officer Fax No.: +56 2 2338 0510

(NY) 27921/279/INDENTURE/Andina Indenture.doc ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Print or type assignee’s name, address and zip code) (Insert assignee’s Social Security or Tax I.D. Number) and irrevocably appoint __________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date:_______________ Your Signature: ________________________________________ (Sign exactly as your name appears on the other side of this Note.) Signature Guarantee: ______________________________ (Signature must be guaranteed) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

(NY) 27921/279/INDENTURE/Andina Indenture.doc [To be attached to Global Notes only] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE The following increases or decreases in this Global Note have been made: Date of Increase or Decrease Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease or increase Signature of authorized signatory of Trustee or Note Custodian

(NY) 27921/279/INDENTURE/Andina Indenture.doc EXHIBIT B FORM OF CERTIFICATE FOR TRANSFER TO QIB [Date] The Bank of New York Mellon 101 Barclay Street, Floor 7 East New York, New York, 10286 Attention: Corporate Trust Administration Re: 5.000% Senior Notes due 2023 of Embotelladora Andina S.A. (the “Company”) Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of October 1, 2013 (as amended and supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to U.S.$___________ aggregate principal amount of the Company’s 5.000% Senior Notes due 2023 (the “Notes”) [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note (CUSIP: P3697U AD0/ISIN: USP3697UAD02/COMMON CODE: 92890180)] beneficially owned by the undersigned (the “Transferor”) in connection with the request to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note (CUSIP: 29081P AE5/ISIN: US29081PAE51/COMMON CODE: 92890104). In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

(NY) 27921/279/INDENTURE/Andina Indenture.doc You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, [Name of Transferor] By:____________________________ _______________________________ Authorized Signature

(NY) 27921/279/INDENTURE/Andina Indenture.doc EXHIBIT C FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S [Date] The Bank of New York Mellon 101 Barclay Street, Floor 7 East New York, New York, 10286 Attention: Corporate Trust Administration Re: 5.000% Senior Notes due 2023 of Embotelladora Andina S.A. (the “Company”) Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of October 1, 2013 (as amended and supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to U.S.$________ aggregate principal amount of the Company’s 5.000% Senior Notes due 2023 (the “Notes”) [in the case of a transfer of an interest in a Rule 144A Global Note: , which represent an interest in a Rule 144A Global Note (CUSIP: 29081P AE5/ISIN: US29081PAE51/COMMON CODE: 92890104)] beneficially owned by the undersigned (the “Transferor”) in connection with the request to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Regulation S Global Note (CUSIP: P3697U AD0/ISIN: USP3697UAD02/COMMON CODE: 92890180). In connection with such request, the Transferor confirms that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor represents that: (a) the offer of the Notes was not made to a person in the United States; (b) either (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on the Transferor’s behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(NY) 27921/279/INDENTURE/Andina Indenture.doc (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and (e) the Transferor is the beneficial owner of the principal amount of Notes being transferred. In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, the Transferor confirms that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, [Name of Transferor] By:____________________________ _______________________________ Authorized Signature

(NY) 27921/279/INDENTURE/Andina Indenture.doc EXHIBIT D FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144 [Date] The Bank of New York Mellon 101 Barclay Street, Floor 7 East New York, New York, 10286 Attention: Corporate Trust Administration Re: 5.000% Senior Notes due 2023 of Embotelladora Andina S.A. (the “Company”) Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of October 1, 2013 (as amended and supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to U.S.$________ aggregate principal amount of the Company’s 5.000% Senior Notes due 2023 (the “Notes”) [in the case of a transfer of an interest in a Rule 144A Global Note: , which represents an interest in a Rule 144A Global Note (CUSIP: 29081P AE5/ISIN: US29081PAE51/COMMON CODE: 92890104)] beneficially owned by the undersigned (the “Transferor”) in connection with the request to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the [ ] Global Note (CUSIP: [ ]/ISIN: [ ]/COMMON CODE: [ ]). In connection with such request, the Transferor confirms that such sale has been effected pursuant to and in accordance with Rule 144 under the U.S. Securities Act of 1933, as amended. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, [Name of Transferor] By:____________________________ _______________________________ Authorized Signature